UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2009

CenturyTel, Inc.

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	1-7784 (Commission File Number)	72-0651161 (I.R.S. Employer Identification No.)

100 CenturyTel Drive, Monroe, Louisiana 71203

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (318) 388-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

A copy of the press release announcing the execution of Amendment No. 1 to the Credit Agreement described in Item 8.01 below is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01     Other Events

On January 23, 2009, Embarq Corporation (“Embarq”) announced that it had entered into Amendment No. 1 to its Credit Agreement dated as of May 10, 2006 (the “Credit Agreement”), among Embarq, the lenders named therein and Citibank, N.A., as administrative agent.  Amendment No. 1 will become effective only upon the consummation of the merger between a subsidiary of CenturyTel, Inc. (“CenturyTel”) and Embarq (the “Merger”), and the satisfaction of other conditions specified in Amendment No. 1.

Amendment No. 1 effects a waiver of the event of default that would have arisen under the Credit Agreement solely as a result of the consummation of the Merger. Further, subject to the consummation of the Merger and the satisfaction or waiver of the other conditions specified therein, Amendment No. 1 will effect certain modifications to the covenants regarding transactions with affiliates and mergers set forth in the Credit Agreement, will add a new covenant restricting the ability of Embarq to pay dividends to CenturyTel in the event of a default under the Credit Agreement, will add a new covenant limiting the ability of Embarq to guarantee debt of persons other than its subsidiaries, will modify the financial covenants to provide for a lower leverage ratio, and will effect certain other changes that will facilitate integration of Embarq and its subsidiaries with CenturyTel and its subsidiaries following the consummation of the Merger.  Embarq has filed a Current Report on Form 8-K dated January 23, 2009 that further describes Amendment No. 1 (the “Embarq 8-K Report”).

Previously, in connection with the Merger Agreement dated October 26, 2008, CenturyTel had entered into a commitment letter dated October 26, 2008 (the “Commitment Letter”), among CenturyTel, Banc of America Bridge LLC, Banc of America Securities LLC, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Barclays Capital, SunTrust Bank and SunTrust Robinson Humphrey, Inc.,  which provided for a $800,000,000 bridge facility that would be available to, among other things, refinance borrowings under the Credit Agreement in the event a waiver of the event of default under the Credit Agreement arising from the consummation of the Merger could not have been obtained and other financing was unavailable. The Commitment Letter provided that, in the event such a waiver or any such other financing were obtained, the aggregate principal amount of the bridge facility would reduce by the amount of loans and unused commitments under the Credit Agreement. In connection with approval by the lenders of Amendment No. 1, Embarq has waived the obligation of CenturyTel under the Merger Agreement to use its reasonable best efforts to arrange financing on the terms and conditions described in the Commitment Letter.  On January 23, 2009, CenturyTel provided a written notice terminating the Commitment Letter.

The foregoing summary of Amendment No. 1 is qualified in its entirety by reference to the full text thereof, which is filed as an exhibit to the Embarq 8-K Report.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this document, including statements as to the expected benefits of the acquisition or amended credit facility, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including changes in the credit markets or CenturyTel’s capital requirements, receipt of required approvals by regulatory agencies, and other risk factors relating to the communications industry as detailed from time to time in each of CenturyTel’s and Embarq’s reports filed with the Securities and Exchange Commission.  There can be no assurance regarding the timing or the consummation of the Merger or that Amendment No. 1 will take effect.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Unless legally required, CenturyTel and Embarq undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

 Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated January 23, 2009 announcing amendment to Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.
Dated: January 29, 2009	/s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller